Exhibit 10.25

TWIN RIVER WORLDWIDE HOLDINGS, INC.

AMENDMENT TO

2010 BLB WORLDWIDE HOLDINGS, INC. STOCK OPTION PLAN

THIS AMENDMENT (this “Amendment”) to the 2010 BLB Worldwide Holdings, Inc. Stock Option Plan (the “Plan”) is effective as of June 17, 2014:

RECITALS

WHEREAS, Twin River Worldwide Holdings, Inc. (f/k/a BLB Worldwide Holdings, Inc., the “Company”) previously adopted the Plan. Capitalized terms not otherwise defined herein will have the same meaning as in the Plan.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1.            Section 7(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b)	Change in Control/Public Offering. In the event of a Change in Control or Public Offering on after June 17, 2014, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control or Public Offering, as the case may be.”

2.             Except as amended hereby, the Plan will remain in full force and effect in accordance with its terms.

Twin River Worldwide Holdings, Inc.

By:	/s/ George Papanier
Name:	George Papanier
Title:	Chief Executive Officer